Exhibit 99.3

Cohu Acquisition of Xcerra - Messaging Framework

Coyote Transaction – Key Messaging Framework

DOCUMENT PURPOSE

This document provides background information, key facts, and outlines the key messages to be used as the basis for all communications regarding the acquisition of Xcerra Corporation (“Xcerra” or the “Company”) by Cohu, Inc. (“Cohu”). Additional information on tailoring these key messages for specific audiences will be provided as appropriate.

BACKGROUND

Following the termination of Xcerra’s agreement to be acquired by Hubei Xinyan, the management team of Cohu, a supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors and thermal sub-systems used by global semiconductor manufacturers and test subcontractors. Cohu management contacted Xcerra management and communicated a desire for Cohu to acquire Xcerra. Xcerra’s board of directors has a fiduciary obligation to consider acquisition proposals with respect to the Company and directed Xcerra’s management to engage in discussions with Cohu’s management team. Following significant due diligence, extensive negotiations, and deliberation by Xcerra’s management team and board of directors (including a consideration of strategic alternatives that may be available to Xcerra), Xcerra’s board of directors determined that the transaction with Cohu was in the best interest of the Company and its stockholders and agreed to enter into a definitive agreement providing for the acquisition of Xcerra by Cohu. Pursuant to the definitive agreement, and subject to satisfaction of customary closing conditions (including receipt of certain regulatory approvals), Cohu will acquire all of Xcerra’s outstanding stock for total consideration equal to $13.92/share, or approximately $796M, with approximately 65% payable in cash and 35% payable in Cohu common stock. We anticipate the closing will occur in the second half of the calendar year. After closing of the transaction, Xcerra will be a subsidiary of Cohu and Xcerra’s common stock will no longer be listed on the Nasdaq stock exchange.

The combination of the two companies is expected to create a global leader in the backend semiconductor manufacturing process. The combined company is expected to be a technology leader across semiconductor and PCB test equipment, contactors and inspection, further strengthening our ability to fully capitalize on the secular growth opportunities in the automotive, IoT, industrial and mobility markets.

QUICK FACTS

Cohu Company Background

•	Cohu was founded in 1957 and is comprised of three business units, Delta Design, Rasco and Ismeca.

•	Luis A. Müller, Chief Executive Officer, Board Member

•	Luis A. Müller joined Cohu’s Delta Design subsidiary in 2005 and has been President and Chief Executive Officer of Cohu since December 2014. Dr. Müller was previously President of Cohu’s Semiconductor Equipment Group (SEG) from January 2011 until being named CEO, Managing Director of SEG’s Rasco GmbH business unit in Germany

Cohu Acquisition of Xcerra - Messaging Framework

from January 2009 to December 2010, and Vice President of SEG’s High Speed Pick-and-Place handler products from July 2008 to December 2010. Prior to joining Cohu, Inc. Dr. Müller spent nine years at Teradyne, where he held various management positions in engineering and business development.

•	Dr. Müller holds a PhD in Mechanical Engineering from the Massachusetts Institute of Technology.

•	Jeffrey D. Jones, Vice President Finance and Chief Financial Officer

•	Jeffrey D. Jones joined Cohu’s Delta Design in July 2005 as Vice President Finance and Controller. In November 2007, Mr. Jones was named Vice President, Finance and Chief Financial Officer of Cohu. Prior to joining Delta Design, Mr. Jones, was a consultant and Vice President and General Manager of the Systems Group at SBS Technologies, Inc., a designer and manufacturer of embedded computer products. Prior to SBS Technologies, Mr. Jones was an Audit Manager for Coopers & Lybrand (now PricewaterhouseCoopers).

•	Mr. Jones is a CPA and graduate of the University of Redlands.

•	Cohu is a global leader in test handling, thermal subsystems, package inspection, and contactors test solutions used by the semiconductor industry. Cohu provides its customers with outstanding products and services that reflects Cohu’s commitment to operational excellence, innovation and market leadership.

•	Delta Design has been part of Cohu since 1967 and pioneered pick-and-place handler technology in the 1980s. The company rapidly grew to become an industry leader by the early 1990s. In early 2000, Delta Design developed the first solution for actively controlling temperature during test of power dissipative ICs, thus solving a critical yield problem when testing high-end microprocessors.

•	The acquisitions of Rasco in 2008 and Ismeca in 2012 extended Cohu’s product portfolio to include gravity, strip and turret handling equipment and added new critical technologies to Cohu in contactors, MEMS and LED test, and vision inspection. Today, Cohu offers a broad portfolio of enabling technologies that can be integrated in any of its handler platforms to optimize semiconductor test and solve some of the most challenging customer requirements.

Xcerra Company Background

•	The top management for Xcerra includes:

•	David Tacelli, president and chief executive officer

•	David G. Tacelli was appointed president and chief executive officer of LTX Corporation in November 2005 and continued in that capacity following the formation of LTX-Credence in August 2008.

•	Joining LTX in 1988, Tacelli served in a variety of positions across the company. He served as executive vice president from 1999 to 2002, chief financial officer and treasurer from 1998 to 2000 and vice president of operations from 1996 to 1998.

•	Mark Gallenberger, senior vice president, chief operating officer and chief financial officer

•	Mark J. Gallenberger was appointed vice president, chief financial officer and treasurer in 2000 when he joined LTX. In 2006 Gallenberger’s responsibilities expanded to include human resources, information technology, manufacturing and quality. He continued in that capacity following the formation of LTX-Credence in August 2008.

•	Prior to joining LTX, Gallenberger was a vice president with Ernst & Young‘s consulting practice. During his six years with Ernst & Young, Gallenberger established the Deals & Acquisitions Group, where he was involved in numerous domestic and international strategic acquisitions, joint ventures, alliances and equity investments.

Cohu Acquisition of Xcerra - Messaging Framework

•	Pascal Ronde, senior vice president

•	Pascal Rondé was appointed vice president global field operations in January 2012 when he joined LTX-Credence. Upon the formation of Xcerra, Rondé was promoted to senior vice president global customer team responsible for global sales, applications engineering, field service, business development and customer service.

•	From 1991 to 1999 Rondé was employed by HP in France where he served in progressively more responsible sales management positions, including vice president ATE sales Europe, European business manager for Semiconductor Test and general manager for the high volume manufacturing test customer team in Europe, which included both the electronic manufacturing test customer team and the semiconductor test customer team.

•	Xcerra is the parent company of four powerful brands that have been supplying innovative products and services to the semiconductor and electronics manufacturing industry for more than 30 years. Xcerra’s four brands are atg-Luther & Maelzer, Everett Charles Technologies, LTX-Credence, and Multitest.

•	Xcerra was formed in 2014 following the LTX-Credence acquisition of Everett Charles Technologies (ECT) and Multitest from Dover Corporation in December of 2013. Acquiring these assets allowed the Company to achieve this goal,as well as expand into additional vertical markets related to printed circuit board test and test fixtures.

•	A key component of the long term growth strategy for Xcerra is to offer differentiated semiconductor test products and services that include providing customers a fully integrated test cell solution directly to their production floor. This strategy allows customers to procure key components of the test cell such as the tester, handler, contactors and interface boards, from a single supplier and to take delivery of a turnkey solution directly into their high-volume manufacturing environment.

Transaction Details

•	Cohu reached out to Xcerra’s management upon the termination of the Xcerra/Hubei Xinyan transaction and communicated Cohu’s interest in acquiring Xcerra.

•	Following extensive diligence and negotiation, and after substantial consideration by Xcerra’s management and board of directors, Xcerra has signed a definitive agreement with Cohu for Cohu to acquire all of the outstanding capital stock of Xcerra for a value of $13.92/share, with approximately 65% payable in cash and 35% payable in Cohu common stock.

•	Cohu intends to fund the cash consideration with a combination of cash on hand from the combined companies’ balance sheets and $350 million in debt financing. The transaction is expected to close in the second half of calendar 2018, subject to approval by both companies’ stockholders, regulatory approvals, and other customary closing conditions.

•	After the close of the transaction, Xcerra will no longer be a public company and its shares will no longer trade on the Nasdaq stock exchange.

•	Xcerra will become a subsidiary of Cohu and the combined company’s stock will trade under the symbol COHU on the Nasdaq stock exchange.

•	Closing the transaction will require shareholder and regulatory approvals, as well as satisfaction of customary closing conditions.

•	Until the transaction closes, both companies will continue to operate independently.

Cohu Acquisition of Xcerra - Messaging Framework

Organization

•	Following the closing of the transaction, two of the current members of the Xcerra board of directors shall join the Cohu board of directors.

•	Luis Müller will remain president and chief executive officer and lead the combined company, and Jeff Jones will continue to serve as vice president of finance and chief financial officer.

•	Dave Tacelli, Xcerra’s president and CEO, and Mark Gallenberger, Xcerra’s SVP, CFO, and COO, will transition their responsibilities to Luis and Jeff.

•	The remaining organizational management of the combined company has not yet been determined.

Cohu Acquisition of Xcerra - Messaging Framework

KEY MESSAGES

Transaction/Company:

•	The transaction is expected to create a global leader in backend semiconductor and PCB test and inspection, including:

•	Semiconductor test handlers

•	Semiconductor test contactors

•	Semiconductor SOC testers

•	Semiconductor vision inspection

•	Flying Probe bare-board PCB test systems

•	A consolidation of handler products and technologies is expected to result in a stronger portfolio to better meet the future needs of our customers

•	The management and day-to-day operations of the combined company is expected to be a blend of Cohu and Xcerra management teams

•	Luis Müller, will be President and CEO and Jeff Jones, CFO

•	All other senior management to be announced post-closing.

•	The combined company is expected to deliver strong financial results:

•	Combined sales of each company for the trailing twelve months in excess of $800 million

•	Expected synergy savings of over $20 million

•	We expect the full integration to take up to 24 months after the close of the transaction.

•	We expect strong cash flow generation at the combined company.

•	We expect the transaction to close in the second half of this calendar year.

Customers:

•	It will be business as usual until the acquisition is completed, and thereafter continuing growth plans for the SOC tester, test contactor and flying probe PCB tester customers. We expect no changes in the way the business targets to grow and satisfy customer needs.

•	Once a product roadmap is defined for the combined company, we are committed to working with both Xcerra and Cohu customers to make any platform transitions as seamless as possible.

•	We are committed to clear, timely communications throughout this process.

Employees:

•	For employees of both companies it will be business as usual during the pendency of the closing of the transaction. Xcerra and Cohu are each committed to having a plan ready so all employees will know their go forward status as of the closing of the transaction.

•	As a company with expected combined sales for the trailing twelve months in excess of $800 million, we expect to leverage the combined company’s larger size into having a greater ability to grow and enter new markets, thus creating new opportunities for employees.

•	The ability of the combined company to better serve its customer base may also allow the combined company to make strategic investments and acquire complementary businesses.

•	As the combined company grows, employee opportunities in the Americas, Europe and Asia are expected to grow.

Cohu Acquisition of Xcerra - Messaging Framework

Supporting Talking Points: Transaction/Company

The combination of Xcerra and Cohu is expected to create a global technology leader in the backend semiconductor manufacturing process.

With combined annual sales of each company over the last 12 months in excess of $800 million and a business model that we expect will be enhanced by approximately $20M in expected synergy savings within 2 years of closing, the transaction is a win-win for both Xcerra and Cohu shareholders.

Market dynamics	Transaction advantages	Projected growth

•   The combined company is expected to be a leading supplier of semiconductor test handlers and contactors.

•   We plan to accelerate growth of SOC testers and better leverage the strength of a larger business with a broader customer penetration in the semiconductor market.

•   The combined company is also expected to be a leading supplier in the bare-board PCB testing market.

•   The combined company is expected to be a technology leader and continue its growth plans in semiconductor vision inspection.

•   Gain access to new opportunities as a major supplier of backend semiconductor manufacturing equipment, an over $5B addressable market.

•   Draw upon each company’s respective IP to create best in class handler and contactor products.

•   Significant accretion in the combined business model and cash generation opportunities with the new company.

•   Company expects growth from cross selling across product lines and geographic regions.

•   Larger, financially stronger combined company is expected to better position the combined company with all existing customers of Xcerra or Cohu.

•   Inorganic growth is expected to remain part of the corporate strategy.

Cohu Acquisition of Xcerra - Messaging Framework

Supporting Point 1: Products

After the transaction closes product roadmaps will generally continue as planned. However, we expect to benefit from the individual strengths of both companies resulting in a combination of Cohu and Multitest products. Until the transaction closes, the companies will continue to operate independently.

Established products	Future developments	Roadmap philosophy

•   Deployment of test and/or handling technologies, for:

•  RF wireless

•  Power management

•  Consumer digital

•  Microprocessors

•  Application processors

•  Microcontrollers

•  MEMS/Sensor

•  LED

•  Flat Panel Display Driver ICs

•  WLCSP devices

•  Power Discrete

•   Contactors and pins

•   Bare board PCB testers

•   Continued investment is expected in all product areas.

•   Focus on best in class technology from all handler products to create a next-generation handler product portfolio.

•   Operational consolidation to maximize existing asset base.

•   Technology leadership based on a comprehensive understanding of test in mid-high end SOC test, handling and contactor markets.

•   Emphasis on yield improvement and throughput.

•   Leverage leadership in critical technologies such as RF.

Supporting Talking Point 2: Customers

Customers should continue to expect a high level of support from the company.

Continuity of existing relationships	Development support to reduce time to production test release	Global strength of direct channel, enhanced by certified third-party support network
• Minimal overlap in customers and market segments. • Combined company will maintain continuity of all customer sales, service and support relationships.

•   Expect to enhance global support network across North America, Europe, and Asia.

•   Dedicated to enabling rapid release to high volume manufacturing of customer devices.

•   Management focus on intelligent integration of handler product lines for customer benefit.

•   Established and experienced local direct sales and sales representatives for all regions except Taiwan and China where Spirox is the official distributor for Xcerra’s semiconductor products. Cohu is predominantly in all global regions with some limited representatives in certain geographies that are expected to continue to contribute to the combined business going forward.

Cohu Acquisition of Xcerra - Messaging Framework

Supporting Talking Point 3: Employees

Committed to frequent communications with employees throughout the integration planning period. Longer term, the expected enhanced growth prospects for the combined company are expected to provide career development opportunities for employees.

Organizational Consolidation	More opportunity in longer term	Benefit plans remain as is

•   Cohu initiated the contact with Xcerra upon the termination of the merger agreement between Xcerra/Hubei/Xinyan.

•   Leadership team led by industry veterans, Luis Müller, President and CEO and Jeff Jones, CFO.

•   Commitment to communicate go-forward status to all employees on day 1.

•   No expected changes to our desired culture of Technology Leadership and Excellence.

• Continued combined company growth is expected to enhance employee advancement prospects.

•   Xcerra specific: No immediate impact to existing benefit plans is expected except the restart of US employee stock purchase plan (ESPP) will not happen August 1, 2018, as previously announced.

•   Xcerra specific: For employees with unvested RSUs, such RSUs will continue to vest on their current vesting schedule but will be converted into RSUs for Cohu common stock upon the closing of the transaction (at an equitable exchange ratio based on the trading price of Cohu common stock).

Cohu Acquisition of Xcerra - Messaging Framework

Supporting Point 4: Shareholder Value

Structured for consistently strong financial performance in automotive, computing, industrial, IoT, consumer and mobility-driven market segments.

Industry leader in the semiconductor backend	Win-win for shareholders	Positive Reception from Financial Community

•   Combined sales of each company for the last 12 months in excess of $800 million.

•   Expect to grow the business through cross-selling opportunities.

•   Post over $20 million synergy target the company should generate strong positive cash flow.

•   Current Xcerra NOLs will be assumed by Cohu but subject to an annual limit to be determined.

•   Deal is good for Xcerra shareholders. Combination of cash and stock delivers value today while still providing the opportunity to benefit from the combined company’s growth and performance.

•   Deal is good for Cohu shareholders. Combination of two companies expected to create new growth opportunities in a larger $5 billion addressable market, leveraging technologies, customer footprint and stronger global infrastructure.

•   Ability for focused R&D on a combined platform basis, and better overall business model.

• Consistently mentioned as the next logical combination of companies. • Expect a very positive reaction and support moving forward.

Additional Information and Where You Can Find It

Cohu Inc., (“Cohu”) will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus with respect to the Cohu common stock to be issued in the proposed transaction and a joint proxy statement of Cohu and Xcerra Corporation (“Xcerra”) in connection with the proposed transaction (the “Joint Proxy Statement/Prospectus”) and other documents concerning the proposed transaction. The definitive Joint Proxy Statement/Prospectus will be delivered to the stockholders of Xcerra and Cohu after the Registration Statement is declared effective by the SEC. This communication is not a substitute for the Registration Statement, the definitive Joint Proxy Statement/Prospectus or any other documents that Xcerra or Cohu may file or may have filed with the SEC, or will send or have sent to stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these documents (when they become available) and other documents filed by Xcerra and Cohu with the SEC at the SEC’s website at www.sec.gov. The Joint Proxy Statement/Prospectus and other documents filed by Xcerra or Cohu may also be obtained free of charge by visiting the Xcerra Investor Relations page on its corporate website at https://xcerra.com/investors or by contacting Xcerra Investor Relations by telephone at (781) 467-5063 or by mail at Xcerra Investor Relations, Xcerra Corporation, 825 University Avenue, Norwood, MA 02062, attention Rich Yerganian or by visiting the Cohu Investor Relations page on its corporate website at https://cohu.gcs-web.com or by contacting Cohu Investor Relations by telephone at (858) 848-8106 or by mail at Cohu Corporate Headquarters, 12367 Crosthwaite Circle, Poway, CA 92064, attention Jeffrey D. Jones.

Participants in the Solicitation

Xcerra, Cohu, certain of their respective directors, executive officers, members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed “participants” in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Xcerra stockholders or Cohu stockholders generally, is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. Information regarding Xcerra’s directors and executive officers and their beneficial ownership of Xcerra common stock is also set forth in Xcerra’s proxy statement on Schedule 14A filed with the SEC on September 5, 2017, and in its Annual Report on Form 10-K for the year ended July 31, 2017, and is supplemented by other public filings made, and to be made, with the SEC by Xcerra. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Xcerra Investor Relations page on its corporate website at https://xcerra.com/investors. Information concerning Cohu’s directors and executive officers and their beneficial ownership of Cohu’s common stock is set forth in Cohu’s annual proxy statement on Schedule 14A filed with the SEC on April 3, 2018, and in its Annual Report on Form 10-K for the year ended December 31, 2017. These documents are available free of charge at the SEC’s website at www.sec.gov or by visiting the Cohu Investor Relations page on its corporate website at https://cohu.gcs-web.com. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement/Prospectus regarding the proposed transaction and other relevant materials that have been or will be filed with the SEC when they become available. You may obtain copies of the documents described in the preceding sentence when they become available free of charge by visiting the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this filing may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra Corporation (“Xcerra”) and Cohu, Inc. (“Cohu”) and the ability to consummate the proposed transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (i) the risk that the conditions to the closing of the proposed transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the proposed transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR); (ii) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each of Xcerra and Cohu to consummate the proposed transaction, including as a result of the failure of Cohu to obtain or provide on a timely basis or at all the necessary financing; (iii) the ability of Xcerra and Cohu to integrate their businesses successfully and to achieve anticipated synergies; (iv) the possibility that other anticipated benefits of the proposed transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the combined company’s operations, and the anticipated tax treatment of the combination; (v) potential litigation relating to the proposed transaction that could be instituted against Xcerra, Cohu or their respective directors; (vi) possible disruptions from the proposed transaction that could harm Xcerra’s and/or Cohu’s respective businesses; (vii) the ability of Xcerra or Cohu to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect Xcerra’s or Cohu’s financial performance; (x) certain restrictions during the pendency of the proposed transaction that may impact Xcerra’s or Cohu’s ability to pursue certain business opportunities or strategic transactions; (xi) continued availability of capital and financing and rating agency actions; (xii) legislative, regulatory and economic developments; (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors; and (xiv) such other factors as are set forth in (A) Xcerra’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Xcerra’s Form 10-K for the fiscal year ended July 31, 2017, (B) Cohu’s periodic public filings with the SEC, including but not limited to those described under the heading “Risk Factors” in Cohu’s Form 10-K for the fiscal year ended December 31, 2017, (C) in the Registration Statement on Form S-4 that has or will be filed by Cohu with the SEC and the prospectus and joint proxy statement of Cohu and Xcerra that is or will be contained therein, and (D) the other filings made by Xcerra or Cohu with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Xcerra can give no assurance that the conditions to the proposed transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.